UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 24, 2014
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NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 24, 2014, the Compensation Committee of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved the payment of the following bonuses pursuant to the Company’s Fiscal 2014 Bonus Program:

Name	Fiscal 2014 Target Bonus Amount(1)	Achievement Level	Fiscal 2014 Actual Bonus Amount Paid in Restricted Stock Units(2)	Total Value of 2014 Bonus Earned
Paul A. Ricci	$1,200,000	50%	39,113	$600,000
Thomas L. Beaudoin	$ 425,000	50%	13,852	$212,500
A. Bruce Bowden	$ 281,250	89%	16,297	$250,000
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(1)	The amounts reflected in this column represent the target payout to each Named Executive Officer if his or her bonus had been achieved at 100%.
(2)
Bonuses for Fiscal 2014 were paid in Restricted Stock Units, as further detailed in the above table. The number of Restricted Stock Units was determined by multiplying the Fiscal 2014 Target Bonus Amount by the Achievement Level (equal to the Total Value of 2014 Bonus Earned) and divided by the closing price of the Company’s common stock on November 26, 2014. The Restricted Stock Units were granted on November 26, 2014 and will vest in full on December 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: December 1, 2014	By:	/s/ A. Bruce Bowden
A. Bruce Bowden Executive Vice President, Corporate Strategy, Development and Legal